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                                                                    Exhibit 23.1

                                [SLF LETTERHEAD]

                              ACCOUNTANTS' CONSENT


The Board of Directors
Med-Emerg International Inc.

We consent to the use of our audit report dated March 16, 2000 on the consolidated balance sheets of Med-Emerg International Inc. as at December 31, 1999 and 1998, and the consolidated statements of operations and deficit and cash flows for the years ended December 31, 1999, 1998 and 1997 included herein.

/s/ Schwartz Levitsky Feldman, LLP

SCHWARTZ LEVITSKY FELDMAN, LLP
Toronto, Ontario, Canada
March 30, 2000